CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights,” “Independent Registered Public Accounting Firm,” and “Financial Statements” and to the use of our report dated August 18, 2006 on the June 30, 2006 financial statements of COUNTRY Mutual Funds Trust (the “Trust”), in the Registration Statement (Form N-1A) of the Trust and its incorporation by reference in the related Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 19 to the Registration Statement under the Securities Act of 1933 (File No. 333-68270) and in the Amendment No. 20 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-10475).

                /s/ ERNST & YOUNG LLP

Chicago, Illinois
October 25, 2006